Exhibit 4.1

[FORM OF NOTE]

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.,
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
 ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC

5.99% Senior Note, Series 2006-A, due February 27, 2016

No. [_________] $[____________]	[Date] PPN 12681# AA 5

For Value Received, the undersigned, Cabela’s Incorporated (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, and the subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., (ii) Cabela’s Retail, Inc., (iii) Cabela’s Outdoor Adventures, Inc., (iv) Cabelas.com, Inc., (v)  Cabela’s Wholesale, Inc., (vi) Cabela’s Ventures, Inc., (vii) Wild Wings, LLC, (viii) Cabela’s Lodging, LLC, (ix) Van Dyke Supply Company, Inc., (x) Cabela’s Marketing and Brand Management, Inc., (xi) Cabela’s Retail LA, LLC, (xii) Cabela’s Trophy Properties, LLC, (xiii) Original Creations, LLC, (xiv) Cabela’s Retail TX, L.P., (xv) Cabela’s Retail GP, LLC, (xvi) Legacy Tracing Company, (xvii) CRLP, LLC and (xviii) Cabela’s Retail MO, LLC (the Subsidiaries together with the Company being herein referred to collectively as the “Obligors”) hereby jointly and severally promise to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on February 27, 2016 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 5.99% per annum from the date hereof, payable semiannually, on the 27th day of each February and August in each year, commencing with the February 27 or August 27 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.99% or (ii) 2.00% over the rate of interest publicly announced by US Bank, N.A. from time to time in Lincoln, Nebraska as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at US Bank, N.A. or at such other place in the United States as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Series 2006-A Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to separate Note Purchase Agreements, dated as of February 27, 2006 (as from time to time amended, the “Note Purchase Agreements”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

This Series 2006-A Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series 2006-A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Series 2006-A Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Nebraska excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

CABELA'S INCORPORATED

By:
Name:
Title:

CABELA'S CATALOG, INC.

By:
Name:
Title:

CABELA'S RETAIL, INC.

By:
Name:
Title:

CABELA'S OUTDOOR ADVENTURES, INC.

By:
Name:
Title:

CABELAS.COM, INC.

By:
Name:
Title:

CABELA'S WHOLESALE, INC.

By:
Name:
Title:

CABELA'S VENTURES, INC.

By:
Name:
Title:

WILD WINGS, LLC

By:
Name:
Title:

CABELA'S LODGING, LLC

By:
Name:
Title:

VAN DYKE SUPPLY COMPANY, INC.

By:
Name:
Title:

CABELA'S MARKETING AND BRAND MANAGEMENT, INC.

By:
Name:
Title:

CABELA'S RETAIL LA, LLC

By:
Name:
Title:

CABELA'S TROPHY PROPERTIES, LLC

By:
Name:
Title:

ORIGINAL CREATIONS, LLC

By:
Name:
Title:

CABELA'S RETAIL TX, L.P.

By:
Name:
Title:

CABELA'S RETAIL GP, LLC

By:
Name:
Title:

LEGACY TRADING COMPANY

By:
Name:
Title:

CRLP, LLC

By:
Name:
Title:

CABELA'S RETAIL MO, LLC

By:
Name:
Title:

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